                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-62921 of First Data Corporation on Form S-4 of our report dated January 27, 1995 relating to the consolidated financial statements of First Financial Management Corporation as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, appearing in the Current Report on Form 8-K of First Data Corporation dated July 14, 1995, and of our report dated May 5, 1995
(June 13, 1995 as to Note 11) relating to the financial statements of the FFMC Savings Plus Plan as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, appearing in the Annual Report on Form 11-K of First Financial Management Corporation for the year ended December 31, 1994.



/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
October 27, 1995